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MERIDIAN MEDICAL TECHNOLOGIES, INC.
FORM 10-K
JULY 31, 2000

                                                              EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-18279; Form S-8 Nos. 333-32498, 33-46981, 33-34045,
33-26681 and 2-80908) and in the related prospectuses of Meridian Medical Technologies, Inc. or its predecessor, Survival Technology, Inc. of our report dated September 8, 2000, with respect to the consolidated financial statements and schedule of Meridian Medical Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 2000.

/s/ Ernst & Young LLP

McLean, VA
October 24, 2000